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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (date of earliest event reported):  July 23, 1998


                           UNITED LEISURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                 0-6106                 13-2652243
(State or other jurisdiction    (Commission             (IRS Employer
       of Incorporation)        File Number)             I.D. Number)


18081 Magnolia Ave., Fountain Valley, CA                 92708
(Address of Principal Executive Offices)              (Zip Code)


                                 (714) 378-8761
                        (Registrant's Telephone Number,
                              Including Area Code)



                                      N/A
          (Former name or former address, if changed from last report)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On July 23, 1998, United Leisure Corporation (the "Company") and its wholly-owned subsidiary, United Leisure Interactive, Inc. ("ULI") entered into an Asset Purchase Agreement dated as of June 30, 1998 (the "Purchase Agreement"), with Genisys Reservations Systems, Inc., a New Jersey corporation ("Genisys"), and Netcruise Interactive, Inc. ("Netcruise"), a wholly-owned subsidiary of Genisys, pursuant to which ULI transferred to Netcruise all of ULI's right, title and interest in and to (i) an exclusive, world-wide and perpetual license from ULC with respect to travel-related applications of certain interactive technology, (ii) certain related intellectual property, and
(iii) certain tangible assets to be used in connection with the exploitation of the licensed technology.

     In consideration for the receipt thereof, Genisys issued to ULI (i) 2,000,000 shares of its Common Stock, (ii) a warrant to purchase up to 800,000 shares of Genisys Common Stock at $2.50 per share if the total pretax profits of Netcruise ("Total Pretax Profits") for the years 1999, 2000, and 2001 equal or exceed $5,000,000 and (iii) a warrant to purchase up to 800,000 shares of Common Stock at $6.00 per share if Total Pretax Profits for the years 1999, 2000, and 2001 equal or exceed $10,000,000.

     For a period of three years, Harry Shuster will serve as Chairman, and Brian Shuster will serve as President of Netcruise. In addition, both Harry Shuster and Brian Shuster will serve on the Board of Directors of Genisys for the same period. Harry Shuster is Chairman of the Board, President, Chief Executive Officer and a director of the Company and Brian Shuster is Executive Vice President, Secretary and a director of the Company. Brian Shuster is the son of Harry Shuster. Pursuant to the Purchase Agreement, Brian Shuster was issued warrants to purchase Genisys Common Stock on the same terms as the warrants issued to ULI, except that each of the two warrants issued to Brian Shuster represents the right to purchase up to 200,000 shares of Genisys Common Stock.

     Netcruise has also assumed ULI's lease at 1990 Westwood Boulevard, Penthouse, Los Angeles, California.

     The Company has agreed not to enter into any facet of the travel industry in competition with Genisys or Netcruise.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     2.1 Asset Purchase Agreement, dated as of June 30, 1998, by and among United Leisure Corporation, a Delaware corporation; United Leisure Interactive, Inc., a Delaware corporation; Genisys Reservations Systems, Inc., a New Jersey corporation; and Netcruise Interactive, Inc., a New Jersey corporation.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                        UNITED LEISURE CORPORATION


Dated: August 7, 1998                   By /s/ HARRY SHUSTER
                                           -----------------------
                                           Harry Shuster,
                                           Chief Executive Officer





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